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Exhibit 23.2

[FCN LOGO]
Société française de révision

EXPERT-COMPTABLE
COMMISSIARE AUX COMPTES

INDEPENDENT REGISTERED AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Medicor Ltd. on Form SB-2, Amendment No. 2 dated March 31, 2005 of our report dated August 4, 2004, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Paris, March 31, 2005
/s/ BRUNO BLANCHY FCN—Société Française de Révision Bruno BLANCHY

83-85, BOULEVARD DE CHARONNE - 75011 PARIS - TÉLÉPHONE: 01 400 954 54 - FAX: 01 400 954 56
E-MAIL: paris@fcn-sfr.com - WEB: www.fcn-sfr.com

Membre d'une Association Internationale d'Experts-Comptables

Société Anonyme au Capital de 10.534.400 Euros - Siége Social 45, Rue des Molasons, 51100 Reims - RCS REIMS B 337 080 089 - APE 741 C

Société d'Exports-Comptables Inscrite au Tableau de l'Ordre de la Région de Champagne
Société de Commissaires aux Comptes, membre de la Compagnie Régionale de REIMS

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  Exhibit 23.2
INDEPENDENT REGISTERED AUDITORS' CONSENT